    As Filed with the Securities and Exchange Commission on October 13, 2000
                                                      REGISTRATION NO. 333-63799
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                               VIEWCAST.com, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                        75-2528700
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                        2665 Villa Creek Drive, Suite 200
                                Dallas, TX 75234
                                 (972) 488-7200
                    (Address of Principal Executive Offices)

                               VIEWCAST.com, INC.
                             1995 STOCK OPTION PLAN

                            (Full title of the Plan)

                               Mr. George C. Platt
                             Chief Executive Officer
                               ViewCast.com, Inc.
                        2665 Villa Creek Drive, Suite 200
                                Dallas, TX 75234
                                 (972) 488-7200

                                    Copy to:
                             V. Gerard Comizio, Esq.
                             Thacher Proffitt & Wood
                    1700 Pennsylvania Avenue, N.W. Suite 800
                             Washington, D.C. 20006
                                 (202) 347-8400
 (Name and address, telephone number including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
     Title of Securities           Amount to be             Proposed Maximum             Proposed Maximum          Amount of
      to be Registered             Registered(1)      Offering Price per Share(2)   Aggregate Offering Price(2) Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
      Common Stock                2,000,000 shares               $1.72                        $3,440,000             $908.16
====================================================================================================================================

(1) This registration statement ("Registration Statement") is being filed for purposes of registering the 2,000,000 shares of common stock of ViewCast.com ("ViewCast") par value $0.0001 per share, reserved for the issuance of awards granted pursuant to the ViewCast.com, Inc. 1995 Stock Option Plan, as amended ("Plan"). In addition to the shares being registered hereunder, this Registration Statement also covers an undetermined number of shares of common stock of ViewCast that, by reason of certain events specified in the Plan, may become issuable under the Plan or options granted thereunder.

(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, shares that may be granted as restricted stock or acquired through the exercise of options granted in the future are deemed to be offered at $1.72 per share, the average of the bid and ask prices of ViewCast common stock at the close of the day on October 11, 2000 as reported on the Nasdaq National Market.

                                EXPLANATORY NOTE


     Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference, Registration Statement No. 333-63799 including all attachments and exhibits thereto, on Form S-8, which was filed for ViewCast's 1993 Viewpoint Stock Plan, the 1994 Stock Option Plan, 1995 Stock Option Plan, and the 1995 Director Stock Plan (the "Plans") with the Securities and Exchange Commission on September 18, 1998. Effective April 8, 1999, the Registrant changed its name from MultiMedia Access Corporation to ViewCast.com, Inc. Accordingly, prior references to MultiMedia Access Corporation in the Plans have been changed to reflect the Registrant's new name.

     The Stock Option Plan is being amended to increase the shares available for the ViewCast.com, Inc. 1995 Stock Option Plan from 3,900,000 to 5,900,000, for a total increase of 2,000,000 shares. See Exhibit 10.1 to this Form S-8 for Amendment No.1 to the Stock Option Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas, on the 13th day of October, 2000.

                                         ViewCast.com, Inc.

                                         By: /s/ Laurie L. Latham
                                            ------------------------------------
                                         Laurie L. Latham
                                         Chief Financial Officer and Sr. Vice
                                         President of Finance and Administration
                                         (principal accounting officer)


     Pursuant to the requirements of the Securities Act, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated.

           SIGNATURE                                        TITLE                                   DATE
           ---------                                        -----                                   ----

/s/ George C. Platt                     Director, President and Chief Executive Officer       October 13, 2000
------------------------------          (principal executive officer)
George C. Platt


/s/ Laurie L. Latham                    Chief Financial Officer and Senior Vice President     October 13, 2000
------------------------------          of Finance and Administration (principal
Laurie L. Latham                        accounting officer)


/s/ H.T. Ardinger, Jr.                  Chairman of the Board                                 October 13, 2000
------------------------------
H.T. Ardinger, Jr.


/s/ Joseph Autem                        Director                                              October 13, 2000
------------------------------
Joseph Autem


/s/ David A. Dean                       Director                                              October 13, 2000
------------------------------
David A. Dean


/s/ David C. Tucker                     Director                                              October 13, 2000
------------------------------
David C. Tucker

                               INDEX TO EXHIBITS

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
EXHIBIT
NUMBER       DESCRIPTION
-------      -----------
     5       Opinion of Thacher Proffitt & Wood

    10.1     1995 Stock Option Plan Amendment No.1

    23.1 Consent of Thacher Proffitt & Wood (contained in opinion filed as Exhibit 5).

    23.2     Consent of Ernst & Young LLP
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